As filed with the Securities and Exchange Commission on June 13, 2000
                        Registration No. - 333-__________
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------


                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            75-2815171
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

5100 Tennyson Parkway, Suite 3000
        Plano, Texas                                             75024
(Address of principal executive offices)                      (Zip Code)

                   ------------------------------------------
                DENBURY RESOURCES INC. DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)
                   ------------------------------------------

         Phil Rykhoek                                          Copy to:
    Chief Financial Officer                                 Donald Brodsky
    Denbury Resources Inc.                                  Deidre Shearer
5100 Tennyson Parkway, Suite 3000                        Jenkens & Gilchrist,
      Plano, Texas 75024                              A Professional Corporation
        (972) 673-2000                                1100 Louisiana, Suite 1800
(Name, address and telephone number                      Houston, Texas 77002
including area code of agent for service)                   (713) 951-3300
                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         Maximum      Maximum
  Title of Class of                      Offering    Aggregate     Amount of
  Securities to be    Amount to be      Price per     Offering    Registration
     Registered      Registered (1)(2) Share(3)(4)   Price(3)(4)    Fee (4)
-------------------  ----------------  -----------  ------------  ------------
Common Stock, $.001
  par value               100,000      $      5.34  $    534,000  $        141
===================  ===============   ===========  ============  ============

     (1) The securities to be registered are 100,000 shares reserved for issuance under the Registrant's Director Compensation Plan (the "Plan").
     (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
     (3) Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is the price per share of $ 5.34, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 9, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's annual report on Form 10-K for the year ended December 31, 1999 dated March 17, 2000;

         (2) the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000 dated May 10, 2000;

          (3) the description of the Common Stock, $.001 par value, of the registrant (the "Common Stock") set forth in the Registration Statement on Form S-4, dated March 19, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("GCL") permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article Seven of the Company's By-Laws and Article IX of the Company's Articles of Incorporation provide for indemnification of any director or officer or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article Seven of the Company's By-Laws eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Corporation and its stockholders.

     In addition to the above provisions, the Company has also entered into an indemnity agreement with its officers and directors, which, subject to the GCL, sets forth the procedures by which a person may seek indemnity and clarifies the situations in which a person may be entitled to indemnity by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     (a) Exhibits.
         The following documents are filed as a part of this registration statement.


         Exhibit
         Number             Document Description
        --------            --------------------

            4       Denbury Resources Inc. Director Compensation Plan

            5       Opinion of Jenkens & Gilchrist, A Professional Corporation

           15       Letter  from   independent   accountants   as  to  unaudited
                    condensed interim financial information.

           23       Consent of Deloitte & Touche LLP


ITEM 9.  UNDERTAKINGS.

     A.  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 13, 2000:

                                           Denbury Resources Inc.

                                        By:   /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Capacity                         Date
      ---------                       --------                         ----

/s/ Ronald G. Greene        Chairman of the Board of               June 13, 2000
---------------------       Directors
Ronald G. Greene


/s/ Gareth Roberts          President and Chief Executive          June 13, 2000
------------------------    Officer and Director
Gareth Roberts              (Principal Executive Officer)


/s/ Phil Rykhoek            Chief Financial Officer and            June 13, 2000
------------------------    Secretary (Principal Financial
Phil Rykhoek                Officer)


/s/ Mark Allen              Controller and Chief Accounting        June 13, 2000
------------------------    Officer (Principal Accounting
Mark Allen                  Officer)


/s/ David I. Heather        Director                               June 13, 2000
------------------------
David I. Heather


/s/ Wieland F. Wettstein    Director                               June 13, 2000
------------------------
Wieland F. Wettstein

                                INDEX TO EXHIBITS



        Exhibit
        Number               Document Description
        -------              --------------------

            4       Denbury Resources Inc. Director Compensation Plan

            5       Opinion of Jenkens & Gilchrist, A Professional Corporation

           15       Letter  from   independent   accountants   as  to  unaudited
                    condensed interim financial information.

           23       Consent of Deloitte & Touche LLP